Exhibit 10.135

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made as of the 19th day of September, 2007, by and between KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”), and PATRICK HENRY CORPORATE CENTER, LLC, a Virginia limited liability company (“Seller”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

RECITALS

A. Seller and Purchaser have heretofore entered into that certain Purchase and Sale Agreement dated as of September 13, 2007 (the “Agreement”).

B. Seller and Purchaser have agreed to modify the terms of the Agreement as set forth in this First Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Purchaser agree as follows:

1. Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2. Inspection Period. The last day of the Inspection Period shall be, and hereby is, extended from September 18, 2007, at 5:00 P.M. to September 20, 2007, at 5:00 P.M. (New York time).

3. Defeasance Costs Reimbursement. Concurrently with Closing, Seller shall be entitled to a payment from the Purchaser in the amount of Ninety Thousand Dollars ($90,000) to cover a portion of Seller’s anticipated costs in connection with the defeasance of the existing loan affecting the Property.

4. Waiver of Termination Rights under Section 3.3(b). Purchaser hereby waives its right to terminate the Agreement arising out of Purchaser’s disapproval (if any) of Seller’s Notice delivered by Seller pursuant to Section 3.3(b) of the Agreement.

5. Termination Notice. The Termination Notice that was sent on September 18, 2007, by Purchaser is hereby revoked and shall be of no force and effect.

6. Effectiveness of Agreement. Except as modified by this First Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

7. Counterparts. This First Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

8. Telecopied Signatures. A counterpart of this First Amendment that is signed by one party to this First Amendment and telecopied to the other party to this First

Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this First Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this First Amendment.

9. Successors and Assigns. All of the terms and conditions of this First Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Purchase and Sale Agreement as of the date first above stated.

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PURCHASER:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Authorized Signatory
Name:
Title:

SELLER:

PATRICK HENRY CORPORATE CENTER, LLC, a Virginia limited liability company

By:	Columbia Equity, LP, a Virginia limited partnership, its manager

	By:	Carr Properties OC LLC, a Delaware limited liability company its General Partner

		By:	/s/ Oliver T. Carr, III
Oliver T. Carr, III President